UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

STAAR Surgical Company

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number )

25510 Commercentre Drive Lake Forest, California	92630
(Address of principal executive offices)	(Zip Code)

626-303-7902

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on August 4, 2025, STAAR Surgical Company (the “Company”) entered into an Agreement and Plan of Merger, dated as of August 4, 2025 (as amended, the “Merger Agreement”), by and among the Company, Alcon Research, LLC (“Alcon”) and Rascasse Merger Sub, Inc. (“Merger Sub”), pursuant to which the parties agreed that Merger Sub would merge with and into the Company, subject to the satisfaction or waiver of the conditions set forth therein. The Merger Agreement was terminated in accordance with its terms effective on January 6, 2026.

None of the Company, Alcon or Merger Sub will be required to pay any termination fee as a result of the termination of the Merger Agreement. The Company and Alcon will each bear their respective costs and expenses related to the Merger Agreement and the transactions contemplated thereby in accordance with the terms of the Merger Agreement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 6, 2026, the Company held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement.

As of the close of business on October 24, 2025, the record date for the Special Meeting, there were 49,365,823 shares of Company common stock, par value $0.01 per share (“Company Common Stock”) outstanding and entitled to vote at the Special Meeting. At the Special Meeting, the holders of a total of 43,367,928 shares of Company Common Stock, representing approximately 87.9% of the total voting power of the issued and outstanding shares of Company Common Stock as of the record date, were present in person by remote communication or represented by proxy, constituting a quorum.

At the Special Meeting, the following proposals were considered:

1.	A proposal to adopt the Merger Agreement (the “Merger Proposal”).

2.

A proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

The final voting results tabulated by the Company’s independent Inspector of Election, First Coast Results, Inc., are set forth below.

Proposal 1: The Merger Proposal

Votes For	Votes Against	Abstentions
14,904,915	27,339,877	1,123,136

The Merger Proposal was not approved.

Proposal 2: The Merger-Related Compensation Proposal

Votes For	Votes Against	Abstentions
14,224,065	27,905,792	1,238,071

The Compensation Proposal was not approved.

No other matters were properly presented for consideration or shareholder action at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

Date: January 6, 2026	By:	/s/ Stephen C. Farrell
	Name:	Stephen C. Farrell
	Title:	Chief Executive Officer